SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2003
(To Prospectus dated February 21, 2003)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-4

                                --------------


The Class 1-A-6
certificates represent
obligations of the trust        The Class 1-A-6 Certificates
only and do not
represent an interest in        o This supplement relates to the offering of
or obligation of                  the Class 1-A-6 certificates of the
CWABS, Inc.,                      series referenced above.  This supplement
Countrywide Home                  does not contain complete information about
Loans, Inc.,                      the offering of the Class 1-A-6 certificates.
Countrywide Home                  Additional information is contained in the
Loans Servicing LP or             prospectus supplement dated February 25, 2003,
any of their affiliates.          prepared in connection with the offering
                                  of the offered certificates of the series
This supplement may be            referenced above and in the prospectus of the
used to offer and sell            depositor dated February 21, 2003. You are
the offered certificates          urged to read this supplement, the prospectus
only if accompanied by            supplement and the prospectus in full.
the prospectus supplement
and the prospectus.             o As of July 26, 2004, the class certificate
                                  balance of the Class 1-A-6 certificates
                                  was approximately $126,280,877.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 1-A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 12, 2004

                               THE MORTGAGE POOL

         As of July 1, 2004 (the "Reference Date"), loan group 1 included approximately 974 Mortgage Loans having an aggregate Stated Principal Balance of approximately $411,161,590 and loan group 2 included approximately 115 Mortgage Loans having an aggregate Stated Principal Balance of approximately $48,909,556.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                   As of July 1, 2004
                                                                                       -------------------------------------------
                                                                                           Loan Group           Loan Group
                                                                                                   1                      2
                                                                                       -------------------------------------------
Total Number of Mortgage Loans.....................................................              974                    115
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
              One Payment...........................................................                0.72%                 0.87%
              Two Payments..........................................................                0.10%                 0.00%
              Three Payments or more (excluding pending                                             0.00%                 0.00%
                                                                                                    -----                 -----
              foreclosures).........................................................
              Total Delinquencies...................................................                0.82%                 0.87%
                                                                                                    =====                 =====
Foreclosures Pending................................................................                0.41%                 0.00%
                                                                                                    -----                 -----
Total Delinquencies and foreclosures pending........................................                1.23%                 0.87%
                                                                                                    =====                 =====

---------------
(1)      As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Two (2) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in suc h tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                                SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                 At February 28 (29),                   At December 31,               At June 30,
                                         ------------------------------  -----------------------------------------  ---------------
                                              2000           2001            2001            2002          2003           2004
                                         --------------- --------------  ------------- -------------- ------------  ---------------
Delinquent Mortgage Loans and Pending
     Foreclosures at
     Period End:
         30-59 days......................         1.36%          1.61%          1.89%           2.11%         2.77%          2.26%
         60-89 days......................         0.22           0.28           0.39            0.53          1.18           0.84
         90 days or more (excluding
         pending foreclosures)...........         0.16           0.14           0.23            0.35          1.45           1.31
                                         --------------- --------------  ------------- -------------- ------------  ---------------
                  Total of delinquencies          1.75%          2.03%          2.50%           2.99%         5.41%          4.41%
                                         =============== ==============  ============= ============== ============  ===============
Foreclosures pending.....................         0.16%          0.27%          0.31%           0.31%         1.39%          0.50%
                                         =============== ==============  ============= ============== ============  ===============
Total delinquencies and
foreclosures pending.....................         1.91%          2.30%          2.82%           3.31%         6.80%          4.90%
                                         =============== ==============  ============= ============== ============  ===============

Net Gains/(Losses) on liquidated loans(1)  $(3,076,240)   $(2,988,604)   $(5,677,141)   $(10,788,657) $(16,159,208)   $(9,143,911)
Percentage of Net Gains/(Losses)
on liquidated loans(1)(2)................       (0.017)%       (0.014)%       (0.022)%        (0.032)%      (0.033)%       (0.018)%
Percentage of Net Gains/(Losses)
on liquidated loans (based on
average outstanding principal
balance)(1)..............................       (0.017)%       (0.015)%       (0.023)%        (0.033)%      (0.034)%       (0.019)%

----------------------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                     DESCRIPTION OF THE CLASS 1-A-6 CERTIFICATES

         The Class 1-A-6 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

         As of July 26, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-6 Certificates was approximately $126,280,877, evidencing a beneficial ownership interest of approximately 27.45% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $390,494,888 and evidenced in the aggregate a beneficial ownership interest of approximately 84.88% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $46,423,247 and evidenced in the aggregate a beneficial ownership interest of approximately 10.09% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $23,153,011 and evidenced in the aggregate a beneficial ownership interest of approximately 5.03% in the Trust Fund. For additional information with respect to the Class 1-A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

          o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

          o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

          o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

          o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

          o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

          o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

          o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

          o the Class Certificate Balance of the Class 1-A-6 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

          o interest accrues on the Class 1-A-6 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each non-discount mortgage loan as described in the prospectus supplement,

          o distributions in respect of the Class 1-A-6 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

          o the closing date of the sale of the Class 1-A-6 Certificates is August 12, 2004,

          o the seller is not required to repurchase or substitute for any mortgage loan,

          o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement, and

          o    no class of certificates becomes a Restricted Class.

          Prepayments of mortga ge loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18.% per annum in month 30 and remaining constant at 18.% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                    YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                  Percentage of the
                                                Prepayment Assumption
                                         ------------------------------------
      Distribution Date                     0%    100%   300%  400%   500%
      -----------------                     --    ----   ----  ----   ----
      Initial..........................    100     100   100    100    100
      August 2005......................     98     91     77    69     62
      August 2006......................     96     81     52    39     27
      August 2007......................     94     71     32    17      3
      August 2008......................     91     62     18     1      0
      August 2009......................     89     55     7      0      0
      August 2010......................     87     48     0      0      0
      August 2011......................     84     42     0      0      0
      August 2012......................     82     37     0      0      0
      August 2013......................     79     33     0      0      0
      August 2014......................     77     29     0      0      0
      August 2015......................     74     25     0      0      0
      August 2016......................     71     22     0      0      0
      August 2017......................     67     18     0      0      0
      August 2018......................     64     15     0      0      0
      August 2019......................     60     12     0      0      0
      August 2020......................     57     10     0      0      0
      August 2021......................     53      7     0      0      0
      August 2022......................     48      4     0      0      0
      August 2023......................     44      2     0      0      0
      August 2024......................     39      0     0      0      0
      August 2025......................     34      0     0      0      0
      August 2026......................     29      0     0      0      0
      August 2027......................     23      0     0      0      0
      August 2028......................     17      0     0      0      0
      August 2029......................     11      0     0      0      0
      August 2030......................     4       0     0      0      0
      August 2031......................     0       0     0      0      0
      Weighted Average Life (in years)**   16.3    7.2   2.4    1.8    1.5
    ---------------
    (**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,705,943, $100,000 and $5,985,363, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In General

                  Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-6 Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

         Certain U.S. Federal Income Tax Documentation Requirements

                  A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermedia ries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

         o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

         o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 1-A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-6 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

         The Class 1-A-6 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-6

Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of the Reference Date)

Total Number of Mortgage Loans                                   974
Aggregate Principal Balance                                  $411,161,590
Average Principal Balance                                      $422,137                    $122,135 to $983,351
Weighted Average Mortgage Rate                                  6.159%                       5.625% to 7.375%
Net Weighted Average Mortgage Rate                              5.897%                       5.366% to 7.116%
Weighted Average Original Term (months)                          357                            240 to 360
Weighted Average Remaining Term (months)                         337                            37 to 345
Weighted Average Combined Loan-to-Value Ratio                   69.55%                       10.24% to 95.00%



                                                         MORTGAGE RATES

Mortgage                                             Number of                     Aggregate          Percentage of Mortgage
Rate (%)                                           Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
5.625                                                    2                         $831,464                 0.20          %
5.750                                                    10                       $4,090,200                0.99
5.875                                                    97                       $38,851,939               9.45
5.990                                                    1                         $209,044                 0.05
6.000                                                   290                      $122,882,671              29.89
6.125                                                   183                       $81,675,398              19.86
6.250                                                   163                       $67,486,428              16.41
6.375                                                   133                       $56,724,259              13.80
6.500                                                    61                       $24,127,480               5.87
6.625                                                    14                       $6,281,016                1.53
6.750                                                    11                       $4,375,685                1.06
6.875                                                    3                        $1,221,714                0.30
7.000                                                    4                        $1,602,421                0.39
7.375                                                    2                         $801,871                 0.20
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------

                                                        CURRENT MORTGAGE
                                                       PRINCIPAL BALANCES

Range of Mortgage                                    Number of                     Aggregate          Percentage of Mortgage
Principal Balances ($)                             Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                                7                        $1,009,241                0.25          %
$150,000.01 - $200,000.00                                52                       $9,046,705                2.20
$200,000.01 - $250,000.00                                31                       $7,054,748                1.72
$250,000.01 - $300,000.00                                20                       $5,475,710                1.33
$300,000.01 - $350,000.00                               147                       $48,778,970              11.86
$350,000.01 - $400,000.00                               243                       $91,143,665              22.17
$400,000.01 - $450,000.00                               154                       $65,417,161              15.91
$450,000.01 - $500,000.00                               106                       $50,302,139              12.23
$500,000.01 - $550,000.00                                67                       $34,996,344               8.51
$550,000.01 - $600,000.00                                44                       $25,385,584               6.17
$600,000.01 - $650,000.00                                54                       $34,001,387               8.27
$650,000.01 - $700,000.00                                9                        $6,113,671                1.49
$700,000.01 - $750,000.00                                15                       $10,830,903               2.63
$750,000.01 - $1,000,000.00                              25                       $21,605,363               5.25
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------

                                                  ORIGINAL LOAN TO VALUE RATIOS

Range of Original                                    Number of                     Aggregate          Percentage of Mortgage
Loan-to-Value Ratios                               Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                             93                       $42,862,987              10.42             %
50.01 - 55.00                                            44                       $17,769,436               4.32
55.01 - 60.00                                            49                       $21,348,401               5.19
60.01 - 65.00                                            76                       $32,343,089               7.87
65.01 - 70.00                                           130                       $53,295,007              12.96
70.01 - 75.00                                           154                       $65,973,929              16.05
75.01 - 80.00                                           396                      $165,688,583              40.30
80.01 - 85.00                                            4                        $1,702,000                0.41
85.01 - 90.00                                            15                       $5,575,923                1.36
90.01 - 95.00                                            13                       $4,602,234                1.12
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00            %
----------------------------------------------------------------------------------------------------------------------------------



                                           STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     Number of                     Aggregate          Percentage of Mortgage
State                                              Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Alaska                                                   2                         $742,456                 0.18
Alabama                                                  8                        $3,087,157                0.75
Arizona                                                  21                       $8,530,384                2.07
California                                              396                      $176,160,469              42.84
Colorado                                                 34                       $13,976,683               3.40
Connecticut                                              9                        $3,207,523                0.78
District of Columbia                                     3                        $1,243,321                0.30
Delaware                                                 4                        $1,778,181                0.43
Florida                                                  47                       $19,462,984               4.73
Georgia                                                  17                       $7,678,460                1.87
Hawaii                                                   8                        $4,719,072                1.15
Idaho                                                    6                        $2,578,552                0.63
Illinois                                                 20                       $7,318,295                1.78
Indiana                                                  2                         $691,137                 0.17
Kansas                                                   2                         $952,737                 0.23
Kentucky                                                 4                        $1,085,720                0.26
Lousiana                                                 2                        $1,060,361                0.26
Massachusetts                                            17                       $6,910,163                1.68
Maryland                                                 21                       $8,444,343                2.05
Maine                                                    1                         $355,768                 0.09
Michigan                                                 11                       $3,841,641                0.93
Minnesota                                                14                       $5,827,125                1.42
Missouri                                                 5                        $2,113,116                0.51
Mississippi                                              1                         $723,663                 0.18
Montana                                                  1                         $357,890                 0.09
North Carolina                                           10                       $4,312,469                1.05
New Hampshire                                            2                         $648,899                 0.16
New Jersey                                               54                       $21,252,896               5.17
New Mexico                                               6                        $3,484,530                0.85
Nevada                                                   7                        $2,709,041                0.66
New York                                                 65                       $25,091,965               6.10
Ohio                                                     11                       $3,643,651                0.89
Oklahoma                                                 4                        $2,129,201                0.52
Oregon                                                   12                       $4,381,303                1.07
Pennsylvania                                             16                       $7,451,071                1.81
Rhode Island                                             2                         $617,759                 0.15
South Carolina                                           4                        $2,055,613                0.50
Tennessee                                                6                        $2,708,451                0.66
Texas                                                    40                       $15,983,424               3.89
Utah                                                     15                       $6,091,943                1.48
Virginia                                                 20                       $7,457,568                1.81
Washington                                               35                       $13,443,483               3.27
Wisconsin                                                5                        $2,485,430                0.60
Wyoming                                                  4                        $2,365,697                0.58
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                    PURPOSE OF MORTGAGE LOANS

                                                     Number of                     Aggregate          Percentage of Mortgage
Loan Purpose                                       Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------

Refinance (rate/term)                                   463                      $203,638,249              49.53          %
Purchase                                                279                      $120,233,270              29.24
Refinance (cash-out)                                    232                       $87,290,071              21.23
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                  TYPES OF MORTGAGED PROPERTIES

                                                     Number of                     Aggregate          Percentage of Mortgage
Property Type                                      Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Single Family                                           724                      $302,770,711              73.64          %
Planned Unit Development                                210                       $89,699,826              21.82
Low-rise Condominium                                     29                       $12,644,965               3.08
2-4 Family                                               6                        $3,276,552                0.80
High-rise Condominium                                    5                        $2,769,536                0.67
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                         OCCUPANCY TYPES

                                                     Number of                     Aggregate          Percentage of Mortgage
Occupancy Type                                     Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                       946                      $398,702,386              96.97          %
Second Residence                                         26                       $11,751,274               2.86
Investor Property                                        2                         $707,930                 0.17
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------



                                                   REMAINING TERMS TO MATURITY

Remaining Terms to Maturity                          Number of                     Aggregate          Percentage of Mortgage
(Months)                                           Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
345                                                      40                       $19,614,396               4.77          %
344                                                     335                      $144,112,976              35.05
343                                                     245                      $103,235,337              25.11
342                                                      73                       $30,746,871               7.48
341                                                      46                       $18,226,342               4.43
340                                                      34                       $12,798,968               3.11
339                                                      21                       $8,845,925                2.15
338                                                      26                       $11,326,428               2.75
337                                                      19                       $7,147,988                1.74
336                                                      16                       $6,476,889                1.58
335                                                      19                       $8,116,636                1.97
334                                                      2                         $850,073                 0.21
333                                                      11                       $5,039,261                1.23
332                                                      6                        $2,426,547                0.59
331                                                      1                         $444,321                 0.11
330                                                      4                        $1,793,975                0.44
329                                                      5                        $1,919,218                0.47
328                                                      3                        $1,155,011                0.28
327                                                      2                        $1,007,910                0.25
326                                                      1                         $366,908                 0.09
325                                                      4                        $1,635,761                0.40
323                                                      4                        $1,712,308                0.42
322                                                      2                         $958,182                 0.23
321                                                      2                         $780,398                 0.19
320                                                      4                        $1,433,659                0.35
319                                                      1                         $458,800                 0.11
318                                                      1                         $688,814                 0.17
316                                                      1                         $333,344                 0.08
315                                                      1                         $391,687                 0.10
313                                                      1                         $376,206                 0.09
312                                                      1                         $535,253                 0.13
311                                                      1                         $490,203                 0.12
309                                                      3                        $1,380,562                0.34
302                                                      1                         $448,738                 0.11
301                                                      1                         $531,577                 0.13
299                                                      1                         $516,003                 0.13
295                                                      1                         $419,997                 0.10
291                                                      1                         $311,452                 0.08
285                                                      1                         $362,007                 0.09
282                                                      1                         $355,980                 0.09
278                                                      1                         $370,086                 0.09
225                                                      1                         $595,959                 0.14
224                                                      9                        $2,958,559                0.72
223                                                      6                        $2,527,515                0.61
222                                                      2                         $894,874                 0.22
221                                                      1                         $348,462                 0.08
220                                                      1                         $419,389                 0.10
219                                                      1                         $365,274                 0.09
215                                                      1                         $437,945                 0.11
210                                                      1                         $400,542                 0.10
209                                                      1                         $306,169                 0.07
200                                                      1                         $414,703                 0.10
182                                                      1                         $300,385                 0.07
155                                                      1                         $240,601                 0.06
92                                                       1                         $255,001                 0.06
75                                                       1                         $148,417                 0.04
65                                                       1                         $282,658                 0.07
37                                                       1                         $122,135                 0.03
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   974                      $411,161,590              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


Summary of Mortgage Loans in Group 2
(As of the Reference Date)

Total Number of Mortgage Loans                                       115
Aggregate Principal Balance                                      $48,909,556
Average Principal Balance                                          $425,300                $253,445 to $918,951
Weighted Average Mortgage Rate                                      5.642%                   5.250% to 6.375%
Net Weighted Average Mortgage Rate                                  5.383%                   4.991% to 6.116%
Weighted Average Original Term (months)                              180                        120 to 180
Weighted Average Remaining Term (months)                             160                        103 to 164
Weighted Average Combined Loan-to-Value Ratio                       65.82%                   27.78% to 95.00%




                                                         MORTGAGE RATES

Mortgage                                             Number of                     Aggregate          Percentage of Mortgage
Rate (%)                                           Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
5.250                                                    5                        $2,572,654                5.26          %
5.375                                                    14                       $5,835,360               11.93
5.500                                                    25                       $11,588,013              23.69
5.625                                                    19                       $7,659,819               15.66
5.750                                                    25                       $10,260,894              20.98
5.875                                                    18                       $7,607,910               15.56
6.000                                                    7                        $2,432,010                4.97
6.125                                                    1                         $466,597                 0.95
6.375                                                    1                         $486,299                 0.99
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   115                       $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                      CURRENT MORTGAGE LOAN
                                                       PRINCIPAL BALANCES

Range of Mortgage                                    Number of                     Aggregate          Percentage of Mortgage
Principal Balances ($)                             Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
$250,000.01 - $300,000.00                                2                         $552,528                 1.13          %
$300,000.01 - $350,000.00                                25                       $8,238,365               16.84
$350,000.01 - $400,000.00                                33                       $12,271,027              25.09
$400,000.01 - $450,000.00                                15                       $6,387,585               13.06
$450,000.01 - $500,000.00                                20                       $9,582,730               19.59
$500,000.01 - $550,000.00                                6                        $3,188,445                6.52
$550,000.01 - $600,000.00                                8                        $4,604,285                9.41
$600,000.01 - $650,000.00                                3                        $1,815,491                3.71
$650,000.01 - $700,000.00                                2                        $1,350,151                2.76
$750,000.01 - $1,000,000.00                              1                         $918,951                 1.88
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   115                       $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                  ORIGINAL LOAN TO VALUE RATIOS

Range of Original                                    Number of                     Aggregate          Percentage of Mortgage
Loan-to-Value Ratios                               Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                             16                       $7,294,338               14.91          %
50.01 - 55.00                                            10                       $4,444,984                9.09
55.01 - 60.00                                            7                        $2,474,646                5.06
60.01 - 65.00                                            14                       $6,381,751               13.05
65.01 - 70.00                                            10                       $4,109,242                8.40
70.01 - 75.00                                            24                       $9,727,313               19.89
75.01 - 80.00                                            32                       $13,749,099              28.11
85.01 - 90.00                                            1                         $356,329                 0.73
90.01 - 95.00                                            1                         $371,855                 0.76
----------------------------------------------------------------------------------------------------------------------------------

Total                                                    115                      $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------



                                           STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     Number of                     Aggregate          Percentage of Mortgage
State                                              Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Arkansas                                                 1                         $466,597                 0.95
California                                               40                       $16,649,666              34.04
Colorado                                                 4                        $1,654,293                3.38
District of Columbia                                     1                         $333,486                 0.68
Florida                                                  7                        $2,965,492                6.06
Georgia                                                  1                         $420,360                 0.86
Hawaii                                                   1                         $497,679                 1.02
Idaho                                                    3                        $1,222,581                2.50
Illinois                                                 1                         $380,306                 0.78
Indiana                                                  1                         $328,987                 0.67
Kansas                                                   1                         $531,882                 1.09
Massachusetts                                            3                        $1,261,609                2.58
Maryland                                                 4                        $1,910,164                3.91
Michigan                                                 1                         $324,146                 0.66
Minnesota                                                1                         $588,051                 1.20
North Carolina                                           1                         $435,067                 0.89
New Jersey                                               2                         $739,500                 1.51
New Mexico                                               1                         $366,718                 0.75
Nevada                                                   3                        $1,308,643                2.68
New York                                                 9                        $3,549,353                7.26
Ohio                                                     4                        $1,738,571                3.55
Oklahoma                                                 2                        $1,000,358                2.05
Oregon                                                   2                         $663,145                 1.36
Pennsylvania                                             3                        $1,355,359                2.77
South Carolina                                           1                         $432,841                 0.88
Tennessee                                                1                         $427,702                 0.87
Texas                                                    6                        $2,488,916                5.09
Virginia                                                 3                        $1,183,344                2.42
Washington                                               5                        $2,642,293                5.40
West Virginia                                            1                         $466,456                 0.95
Wyoming                                                  1                         $575,991                 1.18
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   115                       $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------

                                                    PURPOSE OF MORTGAGE LOANS

                                                     Number of                     Aggregate          Percentage of Mortgage
Loan Purpose                                       Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                    64                       $27,369,077               55.96         %
Refinance (cash-out)                                     39                       $16,256,662               33.24
Purchase                                                 12                       $5,283,817                10.80
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   115                       $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                  TYPE OF MORTGAGED PROPERTIES

                                                     Number of                     Aggregate          Percentage of Mortgage
Property Type                                      Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Single Family                                            84                       $35,322,267              72.22          %
Planned Unit Development                                 26                       $11,404,858              23.32
Low-rise Condominium                                     4                        $1,714,070                3.50
High-rise Condominium                                    1                         $468,362                 0.96
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   115                       $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------


                                                       OCCUPANCY TYPES

                                                     Number of                     Aggregate          Percentage of Mortgage
Occupancy Type                                     Mortgage Loans              Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                       110                       $46,578,407              95.23          %
Second Residence                                         5                        $2,331,149                4.77
----------------------------------------------------------------------------------------------------------------------------------
Total                                                   115                       $48,909,556              100.00         %




                                                   REMAINING TERMS TO MATURITY

Remaining Terms to Maturity                          Number of                     Aggregate          Percentage of Mortgage
(Months)                                          Mortgage Loans               Principal Balance       Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------------------
162                                                     24                        $10,475,788              21.42          %
161                                                     15                        $6,388,212               13.06
160                                                      3                        $1,235,186                2.53
159                                                      4                        $1,472,913                3.01
158                                                      2                         $724,149                 1.48
157                                                      4                        $1,721,368                3.52
155                                                      2                         $734,973                 1.50
153                                                      1                         $318,907                 0.65
150                                                      2                         $718,246                 1.47
148                                                      1                         $486,299                 0.99
137                                                      1                         $299,082                 0.61
136                                                      1                         $373,475                 0.76
126                                                      1                         $343,267                 0.70
116                                                      1                         $253,445                 0.52
103                                                      1                         $347,876                 0.71
----------------------------------------------------------------------------------------------------------------------------------

Total                                                   115                       $48,909,556              100.00         %
----------------------------------------------------------------------------------------------------------------------------------



                                   EXHIBIT 2



           THE                                                                              Distribution Date:  7/26/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                        Series 2003-4
                  212-815-8318

                                    Certificateholder Monthly Distribution Summary

                                            Certificate                        Pass
                               Class           Rate          Beginning        Through       Principal       Interest
 Class          Cusip       Description        Type           Balance        Rate (%)      Distribution   Distribution
--------------------------------------------------------------------------------------------------------------------------
  1A1         12669DK23       Strip IO      Fix-30/360                0.00       5.500000            0.00           0.00
  1A2         12669DK31        Senior       Fix-30/360                0.00       3.500000            0.00           0.00
  1A3         12669DK49        Senior       Var-30/360       54,183,868.73       1.850000    1,572,729.73      83,533.46
  1A4         12669DK56       Strip IO      Var-30/360       54,183,868.73       6.150000            0.00     277,692.33
  1A5         12669DK64        Senior       Fix-30/360       97,487,264.94       5.500000    2,829,645.13     446,816.63
  1A6         12669DK72        Senior       Fix-30/360      130,055,851.20       5.000000    3,774,974.16     541,899.38
  1A7         12669DK80        Senior       Fix-30/360       35,598,000.00       5.750000            0.00     170,573.75
  1A8         12669DK98        Senior       Var-30/360                0.00       1.950000            0.00           0.00
  1A9         12669DL22        Senior       Var-30/360                0.00      15.461110            0.00           0.00
  110         12669DL30        Senior       Fix-30/360                0.00       5.750000            0.00           0.00
  111         12669DL48        Senior       Var-30/360                0.00       2.770000            0.00           0.00
  112         12669DL55        Senior       Var-30/360                0.00      15.541429            0.00           0.00
  113         12669DL63        Senior       Fix-30/360       15,000,000.00       5.750000            0.00      71,875.00
  114         12669DL71        Senior       Fix-30/360       32,500,000.00       6.000000            0.00     162,500.00
  115         12669DL89        Senior       Fix-30/360       32,500,000.00       5.500000            0.00     148,958.33
  2A1         12669DL97        Senior       Fix-30/360       48,724,513.15       5.000000    2,305,897.13     203,018.80
  PO                                                          1,358,521.56       0.000000        6,638.19           0.00
 PO-1         12669DM21       Strip PO      Fix-30/360        1,353,864.67       0.000000        6,612.07           0.00
 PO-2         12669DM21       Strip PO      Fix-30/360            4,656.89       0.000000           26.12           0.00
  AR          12669DM39        Senior       Fix-30/360                0.00       5.750000            0.00           0.00
-------------------------------------------------------------------------------------------------------------------------

   M          12669DM47        Junior       Var-30/360       11,019,877.68       5.669241       15,831.01      52,061.95
  B1          12669DM54        Junior       Var-30/360        4,848,746.18       5.669241        6,965.64      22,907.26
  B2          12669DM62        Junior       Var-30/360        3,085,565.75       5.669241        4,432.68      14,577.35
  B3          12669DN95        Junior       Var-30/360        1,763,180.43       5.669241        2,532.96       8,329.91
  B4          12669DP28        Junior       Var-30/360          881,590.21       5.669241        1,266.48       4,164.96
  B5          12669DP36        Junior       Var-30/360        1,587,360.14       5.669241        2,280.35       7,499.27
-------------------------------------------------------------------------------------------------------------------------

Totals                                                      470,594,339.97                  10,523,193.46   2,216,408.38
-------------------------------------------------------------------------------------------------------------------------


                                 Current                         Cumulative
                  Total         Realized        Ending            Realized
 Class         Distribution      Losses         Balance            Losses
----------------------------------------------------------------------------
  1A1                    0.00        0.00              0.00          0.00
  1A2                    0.00        0.00              0.00          0.00
  1A3            1,656,263.20        0.00     52,611,138.99          0.00
  1A4              277,692.33        0.00     52,611,138.99          0.00
  1A5            3,276,461.76        0.00     94,657,619.81          0.00
  1A6            4,316,873.54        0.00    126,280,877.04          0.00
  1A7              170,573.75        0.00     35,598,000.00          0.00
  1A8                    0.00        0.00              0.00          0.00
  1A9                    0.00        0.00              0.00          0.00
  110                    0.00        0.00              0.00          0.00
  111                    0.00        0.00              0.00          0.00
  112                    0.00        0.00              0.00          0.00
  113               71,875.00        0.00     15,000,000.00          0.00
  114              162,500.00        0.00     32,500,000.00          0.00
  115              148,958.33        0.00     32,500,000.00          0.00
  2A1            2,508,915.94        0.00     46,418,616.02          0.00
  PO                 6,638.19        0.00      1,351,883.36          0.00
 PO-1                6,612.07        0.00      1,347,252.59          0.00
 PO-2                   26.12        0.00          4,630.77          0.00
  AR                     0.00        0.00              0.00          0.00
--------------------------------------------------------------------------

   M                67,892.96        0.00     11,004,046.67          0.00
  B1                29,872.90        0.00      4,841,780.53          0.00
  B2                19,010.03        0.00      3,081,133.07          0.00
  B3                10,862.87        0.00      1,760,647.47          0.00
  B4                 5,431.44        0.00        880,323.73          0.00
  B5                 9,779.62        0.03      1,585,079.76    175,820.36
--------------------------------------------------------------------------

Totals          12,739,601.86        0.03    460,071,146.45    175,820.36
--------------------------------------------------------------------------




           THE                                                                              Distribution Date:  7/26/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                        Series 2003-4
                  212-815-8318

                                                                                  Principal Distribution Detail

                                Original        Beginning       Scheduled                        Unscheduled          Net
                              Certificate      Certificate      Principal       Accretion         Principal        Principal
 Class           Cusip          Balance          Balance      Distribution      Principal        Adjustments     Distribution
-------------------------------------------------------------------------------------------------------------------------------
  1A1          12669DK23       29,067,545.00             0.00           0.00         0.00             0.00             0.00
  1A2          12669DK31       71,054,000.00             0.00           0.00         0.00             0.00             0.00
  1A3          12669DK49       62,493,000.00    54,183,868.73   1,572,729.73         0.00             0.00     1,572,729.73
  1A4          12669DK56       62,493,000.00    54,183,868.73           0.00         0.00             0.00             0.00
  1A5          12669DK64      112,437,000.00    97,487,264.94   2,829,645.13         0.00             0.00     2,829,645.13
  1A6          12669DK72      150,000,000.00   130,055,851.20   3,774,974.16         0.00             0.00     3,774,974.16
  1A7          12669DK80       35,598,000.00    35,598,000.00           0.00         0.00             0.00             0.00
  1A8          12669DK98       63,831,468.00             0.00           0.00         0.00             0.00             0.00
  1A9          12669DL22       24,977,532.00             0.00           0.00         0.00             0.00             0.00
  110          12669DL30       85,245,651.00             0.00           0.00         0.00             0.00             0.00
  111          12669DL48       70,000,000.00             0.00           0.00         0.00             0.00             0.00
  112          12669DL55       21,304,349.00             0.00           0.00         0.00             0.00             0.00
  113          12669DL63       15,000,000.00    15,000,000.00           0.00         0.00             0.00             0.00
  114          12669DL71       32,500,000.00    32,500,000.00           0.00         0.00             0.00             0.00
  115          12669DL89       32,500,000.00    32,500,000.00           0.00         0.00             0.00             0.00
  2A1          12669DL97       97,342,361.00    48,724,513.15   2,305,897.13         0.00             0.00     2,305,897.13
  PO                            1,866,539.30     1,358,521.56       6,638.19         0.00             0.00         6,638.19
 PO-1          12669DM21        1,858,899.91     1,353,864.67       6,612.07         0.00             0.00         6,612.07
 PO-2          12669DM21            7,639.39         4,656.89          26.12         0.00             0.00            26.12
  AR           12669DM39              100.00             0.00           0.00         0.00             0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------

   M           12669DM47       11,250,000.00    11,019,877.68      15,831.01         0.00             0.00        15,831.01
  B1           12669DM54        4,950,000.00     4,848,746.18       6,965.64         0.00             0.00         6,965.64
  B2           12669DM62        3,150,000.00     3,085,565.75       4,432.68         0.00             0.00         4,432.68
  B3           12669DN95        1,800,000.00     1,763,180.43       2,532.96         0.00             0.00         2,532.96
  B4           12669DP28          900,000.00       881,590.21       1,266.48         0.00             0.00         1,266.48
  B5           12669DP36        1,799,999.70     1,587,360.14       2,280.35         0.00             0.00         2,280.35
-----------------------------------------------------------------------------------------------------------------------------

Totals                        900,000,000.00   470,594,339.97  10,523,193.46         0.00             0.00    10,523,193.46
-----------------------------------------------------------------------------------------------------------------------------



                 Current          Ending                Ending
                 Realized       Certificate           Certificate
 Class            Losses          Balance               Factor
--------------------------------------------------------------------------
  1A1             0.00                  0.00         0.00000000000
  1A2             0.00                  0.00         0.00000000000
  1A3             0.00         52,611,138.99         0.84187251359
  1A4             0.00         52,611,138.99         0.84187251359
  1A5             0.00         94,657,619.81         0.84187251359
  1A6             0.00        126,280,877.04         0.84187251359
  1A7             0.00         35,598,000.00         1.00000000000
  1A8             0.00                  0.00         0.00000000000
  1A9             0.00                  0.00         0.00000000000
  110             0.00                  0.00         0.00000000000
  111             0.00                  0.00         0.00000000000
  112             0.00                  0.00         0.00000000000
  113             0.00         15,000,000.00         1.00000000000
  114             0.00         32,500,000.00         1.00000000000
  115             0.00         32,500,000.00         1.00000000000
  2A1             0.00         46,418,616.02         0.47685936057
  PO              0.00          1,351,883.36         0.72427264725
 PO-1             0.00          1,347,252.59         0.72475800593
 PO-2             0.00              4,630.77         0.60617001986
  AR              0.00                  0.00         0.00000000000
--------------------------------------------------------------------------

   M              0.00         11,004,046.67         0.97813748169
  B1              0.00          4,841,780.53         0.97813748169
  B2              0.00          3,081,133.07         0.97813748169
  B3              0.00          1,760,647.47         0.97813748169
  B4              0.00            880,323.73         0.97813748169
  B5              0.03          1,585,079.76         0.88060001569
--------------------------------------------------------------------------

Totals            0.03       460,071,146.45
--------------------------------------------------------------------------



           THE                                                                              Distribution Date:  7/26/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                        Series 2003-4
                  212-815-8318



                                                                               Interest Distribution Detail

                    Beginning           Pass            Accrued          Cumulative
                   Certificate         Through          Optimal            Unpaid            Deferred
 Class               Balance          Rate (%)          Interest          Interest           Interest
--------------------------------------------------------------------------------------------------------------
  1A1                         0.00         5.500000              0.00               0.00              0.00
  1A2                         0.00         3.500000              0.00               0.00              0.00
  1A3                54,183,868.73         1.850000         83,533.46               0.00              0.00
  1A4                54,183,868.73         6.150000        277,692.33               0.00              0.00
  1A5                97,487,264.94         5.500000        446,816.63               0.00              0.00
  1A6               130,055,851.20         5.000000        541,899.38               0.00              0.00
  1A7                35,598,000.00         5.750000        170,573.75               0.00              0.00
  1A8                         0.00         1.950000              0.00               0.00              0.00
  1A9                         0.00        15.461110              0.00               0.00              0.00
  110                         0.00         5.750000              0.00               0.00              0.00
  111                         0.00         2.770000              0.00               0.00              0.00
  112                         0.00        15.541429              0.00               0.00              0.00
  113                15,000,000.00         5.750000         71,875.00               0.00              0.00
  114                32,500,000.00         6.000000        162,500.00               0.00              0.00
  115                32,500,000.00         5.500000        148,958.33               0.00              0.00
  2A1                48,724,513.15         5.000000        203,018.80               0.00              0.00
  PO                  1,358,521.56         0.000000              0.00               0.00              0.00
 PO-1                 1,353,864.67         0.000000              0.00               0.00              0.00
 PO-2                     4,656.89         0.000000              0.00               0.00              0.00
  AR                          0.00         5.750000              0.00               0.00              0.00
--------------------------------------------------------------------------------------------------------------

   M                 11,019,877.68         5.669241         52,061.95               0.00              0.00
  B1                  4,848,746.18         5.669241         22,907.26               0.00              0.00
  B2                  3,085,565.75         5.669241         14,577.35               0.00              0.00
  B3                  1,763,180.43         5.669241          8,329.91               0.00              0.00
  B4                    881,590.21         5.669241          4,164.96               0.00              0.00
  B5                  1,587,360.14         5.669241          7,499.27               0.00              0.00
--------------------------------------------------------------------------------------------------------------

Totals              470,594,339.97                       2,216,408.38               0.00              0.00
--------------------------------------------------------------------------------------------------------------



                 Total            Net            Unscheduled
               Interest        Prepayment          Interest          Interest
 Class            Due        Int Shortfall        Adjustment           Paid
----------------------------------------------------------------------------------
  1A1                0.00          0.00                0.00                0.00
  1A2                0.00          0.00                0.00                0.00
  1A3           83,533.46          0.00                0.00           83,533.46
  1A4          277,692.33          0.00                0.00          277,692.33
  1A5          446,816.63          0.00                0.00          446,816.63
  1A6          541,899.38          0.00                0.00          541,899.38
  1A7          170,573.75          0.00                0.00          170,573.75
  1A8                0.00          0.00                0.00                0.00
  1A9                0.00          0.00                0.00                0.00
  110                0.00          0.00                0.00                0.00
  111                0.00          0.00                0.00                0.00
  112                0.00          0.00                0.00                0.00
  113           71,875.00          0.00                0.00           71,875.00
  114          162,500.00          0.00                0.00          162,500.00
  115          148,958.33          0.00                0.00          148,958.33
  2A1          203,018.80          0.00                0.00          203,018.80
  PO                 0.00          0.00                0.00                0.00
 PO-1                0.00          0.00                0.00                0.00
 PO-2                0.00          0.00                0.00                0.00
  AR                 0.00          0.00                0.00                0.00
----------------------------------------------------------------------------------

   M            52,061.95          0.00                0.00           52,061.95
  B1            22,907.26          0.00                0.00           22,907.26
  B2            14,577.35          0.00                0.00           14,577.35
  B3             8,329.91          0.00                0.00            8,329.91
  B4             4,164.96          0.00                0.00            4,164.96
  B5             7,499.27          0.00                0.00            7,499.27
----------------------------------------------------------------------------------

Totals       2,216,408.38          0.00                0.00        2,216,408.38
----------------------------------------------------------------------------------




           THE                                                                              Distribution Date:  7/26/04
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                        Countrywide Home Loans
                  212-815-3236                     Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                        Series 2003-4
                  212-815-8318


                                                                                   Current Payment Information
                                                                                        Factors per $1,000

                                           Original             Beginning Cert.
                                          Certificate              Notional                Principal
Class                   Cusip               Balance                 Balance               Distribution
-----------------------------------------------------------------------------------------------------------------
 1A1                  12669DK23               29,067,545.00              0.000000000             0.000000000
 1A2                  12669DK31               71,054,000.00              0.000000000             0.000000000
 1A3                  12669DK49               62,493,000.00            867.039007990            25.166494399
 1A4                  12669DK56               62,493,000.00            867.039007990             0.000000000
 1A5                  12669DK64              112,437,000.00            867.039007990            25.166494399
 1A6                  12669DK72              150,000,000.00            867.039007990            25.166494399
 1A7                  12669DK80               35,598,000.00          1,000.000000000             0.000000000
 1A8                  12669DK98               63,831,468.00              0.000000000             0.000000000
 1A9                  12669DL22               24,977,532.00              0.000000000             0.000000000
 110                  12669DL30               85,245,651.00              0.000000000             0.000000000
 111                  12669DL48               70,000,000.00              0.000000000             0.000000000
 112                  12669DL55               21,304,349.00              0.000000000             0.000000000
 113                  12669DL63               15,000,000.00          1,000.000000000             0.000000000
 114                  12669DL71               32,500,000.00          1,000.000000000             0.000000000
 115                  12669DL89               32,500,000.00          1,000.000000000             0.000000000
 2A1                  12669DL97               97,342,361.00            500.547887414            23.688526846
  PO                                           1,866,539.30            727.829068480             3.556415876
 PO-1                 12669DM21                1,858,899.91            728.314987751             3.556981823
 PO-2                 12669DM21                    7,639.39            609.589185524             3.419165666
  AR                  12669DM39                      100.00              0.000000000             0.000000000
-----------------------------------------------------------------------------------------------------------------

  M                   12669DM47               11,250,000.00            979.544682552             1.407200864
  B1                  12669DM54                4,950,000.00            979.544682552             1.407200864
  B2                  12669DM62                3,150,000.00            979.544682552             1.407200864
  B3                  12669DN95                1,800,000.00            979.544682552             1.407200864
  B4                  12669DP28                  900,000.00            979.544682552             1.407200864
  B5                  12669DP36                1,799,999.70            881.866893940             1.266862589
-----------------------------------------------------------------------------------------------------------------

Totals                                       900,000,000.00            522.882599967            11.692437178
-----------------------------------------------------------------------------------------------------------------



                                      Ending Cert.                  Pass
                  Interest              Notional                   Through
Class           Distribution             Balance                  Rate (%)
---------------------------------------------------------------------------------------
 1A1             0.000000000            0.000000000                5.500000
 1A2             0.000000000            0.000000000                3.500000
 1A3             1.336685137          841.872513591                1.850000
 1A4             4.443574916          841.872513591                6.150000
 1A5             3.973928787          841.872513591                5.500000
 1A6             3.612662533          841.872513591                5.000000
 1A7             4.791666667        1,000.000000000                5.750000
 1A8             0.000000000            0.000000000                1.950000
 1A9             0.000000000            0.000000000               15.461110
 110             0.000000000            0.000000000                5.750000
 111             0.000000000            0.000000000                2.770000
 112             0.000000000            0.000000000               15.541429
 113             4.791666667        1,000.000000000                5.750000
 114             5.000000000        1,000.000000000                6.000000
 115             4.583333333        1,000.000000000                5.500000
 2A1             2.085616198          476.859360567                5.000000
  PO             0.000000000          724.272647246                0.000000
 PO-1            0.000000000          724.758005928                0.000000
 PO-2            0.000000000          606.170019858                0.000000
  AR             0.000000000            0.000000000                5.750000
---------------------------------------------------------------------------------------

  M              4.627728882          978.137481688                5.669241
  B1             4.627728882          978.137481688                5.669241
  B2             4.627728882          978.137481688                5.669241
  B3             4.627728882          978.137481688                5.669241
  B4             4.627728882          978.137481688                5.669241
  B5             4.166263130          880.600015688                5.669241
---------------------------------------------------------------------------------------

Totals           2.462675978          511.190162722
---------------------------------------------------------------------------------------



             THE
         BANK OF
             NEW
            YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                       Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                     Series 2003-4
                  212-815-8318

         Pool Level Data

         Distribution Date.                                                                                                7/26/04
         Cut-off Date                                                                                                       2/1/03
         Determiantion Date                                                                                                 7/1/04
         Accrual Period 30/360                                Begin                                                         6/1/04
                                                              End                                                           7/1/04
         Number of Days 30/360 Accrual Period                                                                                   30

                        Collateral Information
Group 1
Cut-Off Date Balance                                                                                                800,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   419,368,491.01
Ending Aggregate Pool Stated Principal Balance                                                                      411,161,590.15

Beginning Aggregate Loan Count                                                                                                 994
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 20
Ending Aggregate Loan Count                                                                                                    974

Beginning Weighted Average Loan Rate (WAC)                                                                               6.162779%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.158587%

Beginning Net Weighted Average Loan Rate                                                                                 5.731437%
Ending Net Weighted Average Loan Rate                                                                                    5.731159%

Weighted Average Maturity (WAM) (Months)                                                                                       340

Servicer Advances                                                                                                        37,285.04

Aggregate Pool Prepayment                                                                                             7,741,748.67
Pool Prepayment Rate                                                                                                   20.0562 CPR


Group 2
Cut-Off Date Balance                                                                                                100,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    51,225,848.96
Ending Aggregate Pool Stated Principal Balance                                                                       48,909,556.31

Beginning Aggregate Loan Count                                                                                                 119

                                    Page 1


           THE
         BANK OF
           NEW
          YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                        Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                      Series 2003-4
                  212-815-8318

Group 2
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  4
Ending Aggregate Loan Count                                                                                                    115

Beginning Weighted Average Loan Rate (WAC)                                                                               5.654124%
Ending Weighted Average Loan Rate (WAC)                                                                                  5.641817%

Beginning Net Weighted Average Loan Rate                                                                                 4.999545%
Ending Net Weighted Average Loan Rate                                                                                    4.999527%

Weighted Average Maturity (WAM) (Months)                                                                                       163

Servicer Advances                                                                                                         3,181.06

Aggregate Pool Prepayment                                                                                             2,103,536.32
Pool Prepayment Rate                                                                                                   39.6684 CPR


                        Certificate Information
Group 1
Senior Percentage                                                                                                   95.0504981928%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               4.9495018072%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Group 2
Senior Percentage                                                                                                   95.1256915193%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               4.8743084807%
Subordinate Prepayment Percentage                                                                                    0.0000000000%


Certificate Account

Beginning Balance                                                                                                             0.00

                                    Page 2




             THE
         BANK OF
             NEW
            YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                        Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                      Series 2003-4
                  212-815-8318

Deposit
Payments of Interest and Principal                                                                                  12,908,021.74
Liquidation Proceeds                                                                                                         0.00
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00
                                                                                                                    --------------
Total Deposits                                                                                                      12,908,021.74


Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                         91,304.36
Payment of Sub Servicer Fees                                                                                             1,276.56
Payment of Other Fees                                                                                                   75,838.95
Payment of Insurance Premium(s)                                                                                              0.00
Payment of Personal Mortgage Insurance                                                                                   1,276.56
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                   12,739,601.87
                                                                                                                    --------------
Total Withdrawals                                                                                                   12,909,298.29

Ending Balance                                                                                                               0.00


Master Servicing Fees Paid                                                                                              91,304.36
Personal Mortgage Insurance Fees Paid                                                                                    1,276.56
Other Fees Paid                                                                                                         75,838.95
Total Fees                                                                                                             168,419.87



                         Delinquency Information
Group 1

Delinquency                                                          One Payment   Two Payments   Three+ Payments          Totals

Scheduled Principal Balance                                         2,669,576.03     458,752.39              0.00    3,128,328.42
Percentage of Total Pool Balance                                       0.649277%      0.111575%         0.000000%       0.760851%
Number of Loans                                                                7              1                 0               8



             THE
         BANK OF
             NEW
            YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                        Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                      Series 2003-4
                  212-815-8318

Delinquency                                                          One Payment    Two Payments  Three+ Payments          Totals

Percentage of Total Loans                                              0.718686%       0.102669%       0.000000%        0.821355%

Foreclosure
Scheduled Principal Balance                                                                                          1,495,157.38
Percentage of Total Pool Balance                                                                                        0.363642%
Number of Loans                                                                                                                 4
Percentage of Total Loans                                                                                               0.410678%

Bankruptcy
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
Scheduled Principal Balance                                                                                            737,200.98
Percentage of Total Pool Balance                                                                                        0.179297%
Number of Loans                                                                                                                2
Percentage of Total Loans                                                                                               0.205339%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                  175,820.00

Group 2

Delinquency                                                          One Payment    Two Payments  Three+ Payments          Totals

Scheduled Principal Balance                                            352,727.25           0.00            0.00       352,727.25
Percentage of Total Pool Balance                                       0.721183%       0.000000%       0.000000%        0.721183%
Number of Loans                                                                1               0               0                1
Percentage of Total Loans                                              0.869565%       0.000000%       0.000000%        0.869565%



                                    Page 4






             THE
         BANK OF
             NEW
            YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                        Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                      Series 2003-4
                  212-815-8318


Foreclosure
Scheduled Principal Balance                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%
Number of Loans                                                                                                        0
Percentage of Total Loans                                                                                      0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%
Number of Loans                                                                                                        0
Percentage of Total Loans                                                                                      0.000000%

REO
Scheduled Principal Balance                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%
Number of Loans                                                                                                        0
Percentage of Total Loans                                                                                      0.000000%

Book Value of all REO Loans                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%

Current Realized Losses                                                                                             0.00
Additional Gains (Recoveries)/Losses                                                                                0.00
Total Realized Losses                                                                                               0.00



         Subordination/Credit Enhancement Information

Protection                                                                          Original                     Current

Bankruptcy Loss                                                                   100,000.00                  100,000.00
Bankruptcy Percentage                                                              0.011111%                   0.021736%
Credit/Fraud Loss                                                               9,000,000.00                5,985,363.19
Credit/Fraud Loss Percentage                                                       1.000000%                   1.300965%
Special Hazard Loss                                                             9,000,000.00                4,705,943.40
Special Hazard Loss Percentage                                                     1.000000%                   1.022873%





             THE
         BANK OF
             NEW
            YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                           Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                     Series 2003-4
                  212-815-8318


Credit Support                                                                   Original                      Current

Class A                                                                         876,150,000.30            436,918,135.22
Class A Percentage                                                                  97.350000%                94.967515%

Class M                                                                          11,250,000.00             11,004,046.67
Class M Percentage                                                                   1.250000%                 2.391814%

Class B1                                                                          4,950,000.00              4,841,780.53
Class B1 Percentage                                                                  0.550000%                 1.052398%

Class B2                                                                          3,150,000.00              3,081,133.07
Class B2 Percentage                                                                  0.350000%                 0.669708%

Class B3                                                                          1,800,000.00              1,760,647.47
Class B3 Percentage                                                                  0.200000%                 0.382690%

Class B4                                                                            900,000.00                880,323.73
Class B4 Percentage                                                                  0.100000%                 0.191345%

Class B5                                                                          1,799,999.70              1,585,079.76
Class B5 Percentage                                                                  0.200000%                 0.344529%






                  Group 1 Compensating Interest Detail

Total Gross Prepayment Interest Shortfall                                                                       6,736.13
Compensation for Gross PPIS from Servicing Fees                                                                 6,736.13

Total Net PPIS (Non-Supported PPIS)                                                                                 0.00



                  Group 2 Compensating Interest Detail




             THE
         BANK OF
             NEW
            YORK

101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                                         Countrywide Home Loans
                  212-815-3236                                Mortgage Pass - Through Certificates
Associate:        AnnMarie Cassano                                     Series 2003-4
                  212-815-8318


                  Group 2 Compensating Interest Detail

Total Gross Prepayment Interest Shortfall                                                                           0.00
Compensation for Gross PPIS from Servicing Fees                                                                     0.00

Total Net PPIS (Non-Supported PPIS)                                                                                 0.00

